file no:        SID4041
reply to:       Martin L. MacLachlan
direct line:    604.643.1223
e mail:	mmaclach@millerthomson.ca

March 22, 2001
Sideware Systems Inc.
102-930 West 1st Street
North Vancouver, BC V7P 3N4
Attention:      Grant Sutherland, Chairman

Dear Sirs/Mesdames:

RE:     SECURITIES AND EXCHANGE COMMISSION

We have acted as special counsel to Sideware Systems Inc., a British Columbia corporation (the "Company") in connection with legal issues relating to the issuance of:

(a) 5,229,752 Common shares without par value in the capital of the Company (the "Shares") to the persons set out below as a "Purchaser".

(b) 5,229,752 Common shares without par value in the capital of the Company (the "Warrant Shares") to be issued to the persons set out below as a "Purchaser" on the exercise of share purchase warrants (the "Warrants"). Each Warrant entitles the holder to acquire one Warrant Share for a period of three years at a price of US$1.00 per share (subject to adjustment in accordance with the terms of the Warrant).


Purchaser                                    Number of      Number of
                                              Shares        Warrants

Jason T. Adelman                                26,000         26,000
Alder Enterprises Ltd.                         125,000        125,000
American High Growth Equities Retirement
  Trust                                        328,947        328,947
Donald A. Anderson, TTEE Prototype
P.S. Plan c/o Salomon Smith Barney             100,000        100,000
Matthew Balk, Custodian for Daniel Balk         32,894         32,894
Matthew Balk, Custodian for David Balk          32,894         32,894
Matthew Balk                                    32,894         32,894
Dr. Edward D. Ball                              65,789         65,789
Stephen D. Barrett IRA                          65,789         65,789
Beancounters Investments Pty. Ltd.              81,500         81,500
Bentley Corp. Inc.                             131,579        131,579
Phillip C. Bird                                 27,000         27,000
Michael Clofine                                 13,157         13,157
Michael Colen                                  263,158        263,158
Peter Falcone                                   27,000         27,000
David and Caren Garmus                          27,000         27,000
Lloyd G. Glazer IRA                             13,157         13,157
Brian Herman                                    27,000         27,000
Paul Hildebrand                                187,500        187,500


John O'Neal Johnston                            27,000         27,000
Dennis Keegan                                  131,579        131,579
Joyce Klein                                     39,473         39,473
Robert Klein M.D.                               65,789         65,789
Ethel Lebenkoff                                 32,894         32,894
Michael Loew                                    27,000         27,000
George Manos                                    55,921         55,921
Robert E. Meshel                                65,789         65,789
Lewis Mitchell                                  65,789         65,789
Richard G. Morris                              131,579        131,579
Dr. Robert Neborsky                             32,894         32,894
Gene Salkind                                    65,789         65,789
Jeffrey Schnipper                               50,000         50,000
SDS Merchant Fund LP                           394,737        394,737
Kathy Simpson                                   32,894         32,894
Spitsbergen Pty. Ltd.                          131,631        131,631
Grant Sutherland                               375,000        375,000
RBC Dominion Securities ITF
 Grant Sutherland, RRSP                        875,000        875,000
Livia S. Sylva                                  65,789         65,789
Richard B. Trull IRA                            65,789         65,789
Golden Capital Securities ITF Gus
 Wahlroth, Acct #50-037F-9                     131,579        131,579
Scott Weisman                                   26,000         26,000
Welcome Opportunities Ltd. or nominee          500,000        500,000
David Wiener                                    50,000         50,000
Sara Wiener                                     50,000         50,000
WKW Investment Club                            131,579        131,579

(c) 526,316 Common shares without par value in the capital of the Company (the "Broker's Warrant Shares") to be issued to H.C.
     Wainwright & Co., Inc., Eric Singer, Jason T. Adelman, Matthew
     Balk and Scott Weisman on the exercise of the four share purchase warrants (the "Broker's Warrants") granted in accordance with an agreement entitled the "Unit Purchase Warrant Agreement". Each
     Broker's Warrant entitles the holder to acquire 131,579 Broker's
     Warrant Shares for a period of three years at a price of US$100,000 per share (subject to adjustment in accordance with the terms of the Unit Purchase Warrant Agreement).

(d) 526,316 Common shares without par value in the capital of the Company (the "Broker's Additional Warrant Shares") to be issued to H.C. Wainwright & Co., Inc., Eric Singer, Jason T. Adelman,
     Matthew Balk and Scott Weisman on the exercise of share purchase warrants (the "Broker's Additional Warrants") granted on the exercise of the Broker's Warrants. Each Broker's Additional
     Warrant entitles the holder to acquire one Broker's Additional
     Warrant Share for a period of three years at a price of US$1.00 per share (subject to adjustment in accordance with the terms of the Unit Purchase Warrant Agreement).

(e) 191,237 Common shares without par value in the capital of the Company (the "Capannelli Warrant Shares") to be issued to Louis
     Capannelli on the exercise of share purchase warrants (the
     "Capannelli Warrants"). Each Capannelli Warrant entitles the holder to acquire one Capannelli Warrant Share for a period of two years at a price of US$0.333 per share in the first year and US$0.383 per share in the second year (subject to adjustment in accordance with the terms of the Capannelli Warrant).


We understand that the Company intends to file a registration statement pursuant to the United States Securities Act of 1933 in respect of these issuances (the "Registration Statement").
We have examined such documents and records of the Company and such certificates from directors and officers as to matters of fact as we have deemed necessary for the purpose of this opinion. In doing so, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals.

In our opinion:

THE SHARES AND THE WARRANTS

1. The Shares are validly issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

2. The Warrants have been validly authorized and executed and delivered on behalf of the Company.

3. When the Company has received due notice of the exercise of the Warrants, the Warrants are otherwise exercised in accordance with their terms and the Company has received the full payment in cash required under the Warrants, the Warrant Shares will be validly allotted and issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

THE BROKER'S WARRANTS

4.   The Unit Purchase Warrant Agreement and the Broker's
Warrants have been validly authorized and executed and delivered on behalf of the Company.

5. When the Company has received due notice of the exercise of the Broker's Warrants, the Broker's Warrants are otherwise exercised in accordance with their terms and the Company has received the full payment in cash required under the Broker's Warrants, the Broker's
Warrant Shares will be validly allotted and issued and fully paid and non-assessable Common shares without par value in the capital of the Company.

6. When the Company has received due notice of the exercise of the Broker's Warrants and the Company has executed and delivered the Broker's Additional Warrants in accordance with the terms of the Broker's Warrants and when the Company has received due notice of the exercise of the Broker's Additional Warrants, the Broker's Additional
Warrants are otherwise exercised in accordance with their terms and the Company has received the full payment in cash required under the Broker's Additional Warrants, the Broker's Additional Warrant Shares will be validly allotted and issued and fully paid and non-assessable
Common shares without par value in the capital of the Company.


THE CAPANNELLI WARRANTS

7. When the Company has received due notice of the exercise of the Capannelli Warrants, the Capannelli Warrants are otherwise exercised in accordance with their terms and the Company has received the full payment in cash required under the Capannelli Warrants, the Capannelli Warrant Shares will be validly allotted and issued and fully paid and non-assessable Common shares without par value in the capital of the Company

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

The writer of this opinion is a solicitor qualified to carry on the practice of law in British Columbia only and therefore we express no opinion as to any laws, or other matters governed by any laws, other than the laws of British Columbia and federal laws of Canada applicable in British Columbia.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual developments which might affecting any matters or opinions set forth in this letter.

We are opining only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.

Yours truly

MILLER THOMSON LLP

Per:

"Martin L. MacLachlan"

Martin L. MacLachlan


